Exhibit 99.1

For Investor Relations Inquiries:

Raphael Gross of ICR

203.682.8253

For Media Inquiries:

Brian Little of Bojangles’, Inc.

704.519.2118

Bojangles’, Inc. Reports Financial Results for its First Fiscal Quarter 2015

Provides Annual Guidance for Fiscal Year 2015

CHARLOTTE, NC — (Globe Newswire) — June 11, 2015 — Bojangles’, Inc. (Bojangles’) (NASDAQ: BOJA) today announced financial results for the first fiscal quarter 2015, which was a 13-week period ending on March 29, 2015. Bojangles’ also provided annual guidance for the fiscal year 2015, which is a 52-week period ending on December 27, 2015.

Financial Highlights for the First Fiscal Quarter 2015 Compared to the First Fiscal Quarter 2014

•	System-wide comparable restaurant sales increased 7.9%;

•	Total revenues increased 19.2% to $114.6 million from $96.2 million;

•	16 new restaurants were opened — four new company-operated restaurants and 12 new franchised restaurants. Three franchised restaurants were closed, all of which were relocations;

•	Net Income of $3.4 million compared to $5.0 million;

•	Adjusted Net Income* of $6.2 million compared to $5.0 million;

•	Adjusted Pro Forma Diluted Net Income per Share* of $0.17 compared to $0.14; and

•	Adjusted EBITDA* increased 16.0% to $16.9 million from $14.6 million.

*	Adjusted Net Income, Adjusted Pro Forma Diluted Net Income per Share and Adjusted EBITDA are non-GAAP measures. Please see “Use and Definition of Non-GAAP Measures” and the reconciliation tables accompanying this release.

“We are delighted to have begun fiscal year 2015 with impressive growth in total revenues, adjusted EBITDA and adjusted net income for the first fiscal quarter. The 7.9% increase in system-wide comparable restaurant sales during the first fiscal quarter continues to demonstrate the broad appeal of our iconic brand and enabled us to extend our track record of comparable restaurant sales growth to 20 consecutive quarters. As always, Bojangles’ success was driven by the collective hard work of the teams in our company-operated and franchised restaurants, the true heroes of our brand,” said Bojangles’ President and CEO Clifton Rutledge.

“Although we are new to the public markets, Bojangles’ has a proud history spanning nearly four decades with significant scale, strong and consistent financial performance and attractive development potential. We are very excited about our future, the significant whitespace for growth within and outside of our core markets and our opportunity to create value for stockholders.”

Bojangles’, Inc. – Fiscal Year 2015

First Fiscal Quarter Results

Initial Public Offering

On May 13, 2015, and subsequent to the end of the first fiscal quarter 2015, Bojangles’ completed its underwritten initial public offering (IPO) of 8,912,500 shares of its common stock, which included 1,162,500 shares of common stock sold pursuant to the full exercise of the underwriters’ option to purchase additional shares of common stock at the IPO price. The IPO consisted solely of common stock that was offered by certain Bojangles’ stockholders. During the first fiscal quarter of 2015, we recorded $2.7 million of costs related to the IPO.

Fiscal First Quarter 2015 Financial Review

System-wide comparable restaurant sales increased 7.9%, consisting of company-operated comparable restaurant sales growth of 7.1% and franchised comparable restaurant sales growth of 8.4%. Comparable restaurant sales at company-operated restaurants were composed of increases in price, mix and transactions.

Total revenues increased 19.2% to $114.6 million in the first fiscal quarter of 2015 from $96.2 million in the prior year quarter. The increase was primarily due to new restaurant openings and comparable restaurant sales growth at our company-operated and franchised restaurants.

Company restaurant revenues increased 19.4% to $108.3 million in the first fiscal quarter of 2015 from $90.8 million in the prior year quarter. Franchise royalty revenues increased 14.2% to $5.9 million from $5.2 million in the prior year quarter.

Restaurant contribution, a non-GAAP measure, increased 19.0% to $17.4 million in the first fiscal quarter of 2015 from $14.6 million in the prior year quarter. As a percentage of Company restaurant revenues, restaurant contribution margin, a non-GAAP measure, held steady at 16.1% compared to the prior year quarter.

General and administrative expenses increased $3.9 million to $10.9 million in the first fiscal quarter of 2015 from $7.0 million in the prior year quarter. The increase was due primarily to $2.7 million in legal, accounting and other expenses directly related to the IPO, as well as additional positions added to support an increased number of restaurants in our system. As a percentage of total revenues, and excluding the aforementioned $2.7 million of expenses, general and administrative expenses were 7.1% during the first fiscal quarter of 2015 compared to 7.3% in the prior year quarter.

As a result of the above, operating income decreased 7.2% to $9.5 million in the first fiscal quarter of 2015 from $10.2 million in the prior year quarter. Adjusted for the $2.7 million in IPO related costs, operating income would have increased 19.3% to $12.2 million.

Adjusted EBITDA increased 16.0% to $16.9 million in the first fiscal quarter of 2015 from $14.6 million in the prior year quarter.

Net Income was $3.4 million in the first fiscal quarter of 2015 compared to $5.0 million in the prior year quarter. Pro Forma Diluted Net Income per Share was $0.09 (on a diluted share base of 37.4 million) compared to $0.13 (on a diluted share base of 37.0 million).

Adjusted Net Income was $6.2 million in the first fiscal quarter of 2015 compared to $5.0 million in the prior year quarter. Adjusted Pro Forma Diluted Net Income per Share was $0.17 (on a diluted share base of 37.4 million) compared to $0.14 (on a diluted share base of 37.0 million).

Bojangles’, Inc. – Fiscal Year 2015

First Fiscal Quarter Results

Fiscal Year 2015 Guidance

We anticipate the following for the 52-week period ending on December 27, 2015:

•	Total revenues to be between $480 million and $487 million;

•	System-wide comparable restaurant sales growth of low to mid-single digits; and

•	The opening of 50 to 57 system-wide restaurants consisting of 22 to 25 new company-operated restaurants and 28 to 32 new franchised restaurants.

Conference Call and Webcast Today

We will host a conference call and webcast to discuss the first fiscal quarter 2015 results and fiscal year 2015 guidance today at 5:00 p.m. Eastern Time. The conference call dial-in numbers are 1-877-705-6003 for domestic toll-free calls and 1-201-493-6725 for international calls. A telephone replay will be available through July 11, 2015 and may be accessed by dialing 1-877-870-5176 for domestic toll-free calls and 1-858-384-5517 for international. The conference ID is 13610581.

The conference call will also be webcast live and later archived on the Investor Relations section of our website at www.bojangles.com.

About Bojangles’, Inc.

Bojangles’, Inc. is a highly differentiated and growing restaurant operator and franchisor dedicated to serving customers high-quality, craveable food made from our Southern recipes. Founded in 1977 in Charlotte, NC, Bojangles’ serves menu items such as delicious, famous chicken, made-from-scratch buttermilk biscuits, flavorful fixin’s and Legendary Iced Tea®. At March 29, 2015, Bojangles’ had 635 system-wide restaurants of which 258 were company-operated and 377 were franchised restaurants, primarily located in the Southeastern United States.

Use and Definition of Non-GAAP Measures

We utilize certain non-GAAP measures when assessing the operational strength and the performance of our business. Bojangles’ cautions that non-GAAP measures should be considered in addition to, but not as a substitute for, reported GAAP results.

Comparable restaurant sales reflects the change in year-over-year sales for the comparable restaurant base (as applicable, system-wide, franchised or company-operated restaurants). A restaurant enters our comparable restaurant base the first full day of the month after being open for 15 months using a mid-month convention.

Restaurant contribution is defined as company restaurant revenues less food and supplies costs, restaurant labor costs and operating costs. Restaurant contribution margin is defined as restaurant contribution as a percentage of company restaurant revenues. Restaurant contribution and restaurant contribution margin are supplemental measures of operating performance of our company-operated restaurants and our calculations thereof may not be comparable to those reported by other companies. Restaurant contribution and restaurant contribution margin have limitations as analytical tools, and should not be considered in isolation or as substitutes for analysis of our results as reported under GAAP.

Adjusted Net Income represents company net income before items that we do not consider representative of our ongoing operating performance, as identified in the reconciliation table below. Adjusted Pro Forma Diluted Net Income per Share represents company pro forma diluted net income per share before items that we do not consider representative of our ongoing operating performance, as identified in the reconciliation table below.

EBITDA represents company net income before interest expense (net of interest income), provision for income taxes and depreciation and amortization. Adjusted EBITDA represents company net income before interest expense (net of interest income), provision for income taxes, depreciation and amortization, items that we do not consider representative of our ongoing operating performance and certain non-cash items, as identified in the reconciliation table below.

Bojangles’, Inc. – Fiscal Year 2015

First Fiscal Quarter Results

Adjusted Net Income, Adjusted Pro Forma Diluted Net Income per Share, EBITDA and Adjusted EBITDA are supplemental measures of our performance that are neither required by, nor presented in accordance with, GAAP. Adjusted Net Income, Adjusted Pro Forma Diluted Net Income per Share, EBITDA and Adjusted EBITDA are not measurements of our financial performance under GAAP and should not be considered as alternatives to net income, operating income or any other performance measures derived in accordance with GAAP or as alternatives to cash flow from operating activities as a measure of our liquidity. In addition, in evaluating Adjusted Net Income, Adjusted Pro Forma Diluted Net Income per Share, EBITDA and Adjusted EBITDA, you should be aware that in the future we will incur expenses or charges such as those added back to calculate Adjusted Net Income, Adjusted Pro Forma Diluted Net Income per Share, EBITDA and Adjusted EBITDA.

Forward-Looking Statements

This release contains forward-looking statements. All statements other than statements of historical fact included in this release are forward-looking statements. Forward-looking statements discuss our current expectations and projections relating to our financial condition, results of operations, plans, objectives, future performance and business. These statements may be preceded by, followed by or include the words “aim,” “anticipate,” “believe,” “estimate,” “expect,” “forecast,” “intend,” “outlook,” “plan,” “potential,” “project,” “projection,” “seek,” “may,” “could,” “would,” “will,” “should,” “can,” “can have,” “likely,” the negatives thereof and other words and terms of similar meaning.

Forward-looking statements are inherently subject to risks, uncertainties and assumptions; they are not guarantees of performance. You should not place undue reliance on these statements. We have based these forward-looking statements on our current expectations and projections about future events. Although we believe that our assumptions made in connection with the forward-looking statements are reasonable, we cannot assure you that the assumptions and expectations will prove to be correct.

All forward-looking statements are expressly qualified in their entirety by the foregoing cautionary statements. In addition, all forward-looking statements speak only as of the date of this earnings release. We undertake no obligations to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise other than as required under the federal securities laws.

(Tables Follow)

Bojangles’, Inc. – Fiscal Year 2015

First Fiscal Quarter Results

BOJANGLES’, INC.

Unaudited Condensed Consolidated Balance Sheets

(in thousands, except per share amounts)

	December 28, 2014	March 29, 2015
Assets
Current assets:
Cash and cash equivalents	$13,201	14,117
Accounts and vendor receivables, net	4,285	3,599
Accounts receivable, related parties, net	736	441
Inventories, net	2,743	2,441
Other current assets	2,669	2,742

Total current assets	23,634	23,340
Property and equipment, net	42,478	44,453
Goodwill	161,140	161,140
Brand	290,500	290,500
Franchise rights, net	26,438	26,163
Favorable leases, net	1,908	1,799
Deferred debt issuance costs, net	2,726	2,542
Other noncurrent assets	3,819	3,031

Total assets	$552,643	552,968

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$15,639	13,911
Accrued expenses	18,479	18,061
Current maturities of long-term debt	—	—
Current maturities of capital lease obligations	4,365	4,721
Other current liabilities	1,655	4,476

Total current liabilities	40,138	41,169
Long-term debt, less current maturities	228,249	224,597
Deferred income taxes	116,589	115,339
Capital lease obligations, less current maturities	20,144	20,119
Other noncurrent liabilities	9,771	10,562

Total liabilities	414,891	411,786

Stockholders’ equity:
Preferred stock, $0.01 par value; 200,000 shares authorized, 100,000 issued and outstanding	172,691	172,691
Common stock, $0.01 par value; 200,000 shares authorized, no shares outstanding	—	—
Additional paid-in capital	(56,220)	(55,881)
Retained earnings	21,135	24,573
Accumulated other comprehensive income (loss)	146	(201)

Total stockholders’ equity	137,752	141,182

Total liabilities and stockholders’ equity	$552,643	552,968

Bojangles’, Inc. – Fiscal Year 2015

First Fiscal Quarter Results

BOJANGLES’, INC.

Unaudited Condensed Consolidated Statements of Operations

(in thousands)

	Thirteen Weeks Ended
	March 30, 2014	March 29, 2015
Revenues:
Company restaurant revenues	$90,755	108,336
Franchise royalty revenues	5,198	5,936
Other franchise revenues	225	375

Total revenues	96,178	114,647

Company restaurant operating expenses:
Food and supplies costs	30,184	36,561
Restaurant labor costs	25,562	30,468
Operating costs	20,360	23,871
Depreciation and amortization	2,318	2,674

Total Company restaurant operating expenses	78,424	93,574

Operating income before other operating expenses	17,754	21,073

Other operating expenses:
General and administrative	6,983	10,913
Depreciation and amortization	544	659
Impairment	—	15
Gain on disposal of property and equipment	—	(2)

Total other operating expenses	7,527	11,585

Operating income	10,227	9,488
Amortization of deferred debt issuance costs	(186)	(184)
Interest income	1	1
Interest expense	(2,018)	(2,222)

Income before income taxes	8,024	7,083
Income taxes	3,039	3,645

Net income	$4,985	3,438

Bojangles’, Inc. – Fiscal Year 2015

First Fiscal Quarter Results

BOJANGLES’, INC.

Unaudited Condensed Consolidated Statements of Cash Flows

(in thousands)

	Thirteen Weeks Ended
	March 30, 2014	March 29, 2015
Cash flows from operating activities:
Net income	$4,985	3,438
Adjustments to reconcile net income to net cash provided by operating activities:
Deferred income tax benefit	—	(1,158)
Depreciation and amortization	2,862	3,333
Amortization of deferred debt issuance costs	186	184
Impairment	—	15
Gain on disposal of property and equipment	—	(2)
Provision for doubtful accounts	5	24
(Benefit) provision for inventory spoilage	(11)	6
Benefit for closed stores	—	(50)
Stock-based compensation	399	339
Changes in operating assets and liabilities	(3,369)	685

Net cash provided by operating activities	5,057	6,814

Cash flows from investing activities:
Purchases of property and equipment	(712)	(1,168)
Proceeds from disposition of property and equipment	—	17

Net cash used in investing activities	(712)	(1,151)

Cash flows from financing activities:
Principal payments on long-term debt	—	(3,652)
Principal payments on capital lease obligations	(977)	(1,095)

Net cash used in financing activities	(977)	(4,747)

Net increase in cash and cash equivalents	3,368	916
Cash and cash equivalents balance, beginning of period	8,456	13,201

Cash and cash equivalents balance, end of period	$11,824	14,117

Bojangles’, Inc. – Fiscal Year 2015

First Fiscal Quarter Results

BOJANGLES’, INC.

Unaudited Reconciliation of Net Income to EBITDA and Adjusted EBITDA

(in thousands)

	Thirteen Weeks Ended
	March 30, 2014	March 29, 2015
Net income	$4,985	3,438
Income taxes	3,039	3,645
Interest expense, net	2,017	2,221
Depreciation and amortization	3,049	3,517

EBITDA	13,090	12,821
Non-cash rent	360	389
Stock-based compensation	399	339
Preopening expenses	143	300
Sponsor and board member fees and expenses	271	129
Certain professional, transaction and other costs	288	2,873
Impairment and dispositions	—	30

Adjusted EBITDA	$14,551	16,881

BOJANGLES’, INC.

Unaudited Reconciliation of Net Income to Adjusted Net Income

(in thousands)

	Thirteen Weeks Ended
	March 30, 2014	March 29, 2015
Net income	$4,985	3,438

Certain professional and transaction costs	33	2,873
Tax impact of adjustments	(13)	(119)

Total adjustments	20	2,754

Adjusted Net Income	$5,005	6,192

Bojangles’, Inc. – Fiscal Year 2015

First Fiscal Quarter Results

BOJANGLES’, INC.

Unaudited Reconciliation of Pro Forma Diluted Net Income Per Share to

Adjusted Pro Forma Diluted Net Income Per Share

	Thirteen Weeks Ended
	March 30, 2014	March 29, 2015
Pro forma diluted net income per share	$0.13	0.09

Certain professional and transaction costs	0.01	0.08
Tax impact of adjustments	—	—

Total adjustments	0.01	0.08

Adjusted Pro Forma Diluted Net Income per Share	$0.14	0.17

BOJANGLES’, INC.

Unaudited Company Restaurant Revenues to Restaurant Contribution

(in thousands)

	Thirteen Weeks Ended
	March 30, 2014	March 29, 2015
Company restaurant revenues	$90,755	108,336
Food and supplies costs	(30,184)	(36,561)
Restaurant labor costs	(25,562)	(30,468)
Operating costs	(20,360)	(23,871)

Restaurant contribution	$14,649	17,436

Restaurant contribution margin	16.1%	16.1%